                                                                    Exhibit 23.5


                             REMY, THOMAS and MOOSE
                                Attorneys at Law
Michael H. Remy            455 Capitol Mall, Suite 210         Georganna Foondos
Tina A. Thomas            Sacramento, California 95814          Land Use Analyst
James G. Moose
Whitman F. Manley                (916) 443-2745
John H. Mattox                 FAX (916) 443-9017
Courtney A Kaylor
Danae J. Aitchison
Andrea M. Klein





September 5, 1996





Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado  80401

To Whom It May Concern:

         Remy, Thomas and Moose hereby consents to the incorporation by reference into the Registration Statements of Canyon Resources Corporation (the "Company") on Form S-3 covering the registration of 450,000 shares of the Company's common stock, of its letter dated January 31, 1994, pertaining to the discussion of environmental and permitting issues in the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Very truly yours,

/s/ Michael H. Remy

Michael H. Remy

MHR:aj